AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 27, 1998
                                                     REGISTRATION NO. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           __________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           __________________________

                              INFOCURE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                 58-2271614
  (State or other jurisdiction of                  (I.R.S. Employer
   incorporation or organization)               Identification Number)


                          1765 THE EXCHANGE, SUITE 450
                            ATLANTA, GEORGIA  30339
                                 (770) 221-9990
    (Address of registrant's principal executive offices, including zip code and telephone number, including area code)
                          ___________________________



              AMERICAN MEDCARE CORPORATION 1996 STOCK OPTION PLAN
                  INFOCURE CORPORATION 1996 STOCK OPTION PLAN
                     AND A NON-PLAN STOCK OPTION AGREEMENT
                           (Full title of the Plans)



     FREDERICK L. FINE                                COPY TO:
  CHIEF EXECUTIVE OFFICER                       OBY T. BREWER III, ESQ.
   INFOCURE CORPORATION                        LAUREN Z. BURNHAM, ESQ.
1765 THE EXCHANGE, SUITE 450               MORRIS, MANNING & MARTIN, L.L.P.
  ATLANTA, GEORGIA  30339                   1600 ATLANTA FINANCIAL CENTER
      (770) 221-9990                          3343 PEACHTREE ROAD, N.E.
                                               ATLANTA, GEORGIA 30326
                                                   (404) 233-7000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                          ___________________________

                        CALCULATION OF REGISTRATION FEE


                                                                PROPOSED MAXIMUM
                                             AMOUNT TO BE      OFFERING PRICE PER   PROPOSED MAXIMUM AGGREGATE      AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED         REGISTERED (1)          SHARE               OFFERING PRICE        REGISTRATION FEE(2)
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.001 par value per share     959,591 shares           $4.19                 $3,847,698.59          $1,149.77
===================================================================================================================================

_________________
  (1) Represents 129,761 shares of Common Stock reserved for issuance by Registrant in connection with certain assumed options granted under the American Medcare Corporation 1996 Stock Option Plan (the "AMC Plan"), 800,000 shares of Common Stock reserved for issuance by Registrant under the InfoCure Corporation 1996 Stock Option Plan (the "1996 Plan") and 29,830 shares of Common Stock reserved for issuance by Registrant in connection with an assumed non-plan stock option originally granted by American Medcare Corporation (the "Non-Plan Option"). (The AMC Plan and the 1996 Plan are collectively referred to herein as the "Plans"). An indeterminate amount of Plan interests are also covered by this Registration Statement.
  (2) Calculated pursuant to Rule 457(h) of the Securities Act of 1933, as amended. Accordingly, the price per share of the Common Stock offered hereunder is based on (i) 929,761 shares of Common Stock subject to options granted under the Plans at a weighted average exercise price of $4.14 per share and (ii) 29,830 shares of Common Stock subject to the Non-Plan Option at an exercise price of $1.67 per share.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The documents containing the information specified in Part I will be sent or given to employees and/or directors of InfoCure Corporation (the "Company") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.


                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Company's Prospectus dated July 10, 1997 filed pursuant to Rule 424(b) under the Securities Act, which contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended July 31, 1997 and October 31, 1997 and all of the Company's Current Reports on Form 8-K filed with the Commission after July 10, 1997.

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated March 12, 1997.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all securities offered under the Plans have been sold or deregistering all securities then remaining unsold thereunder, shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing thereof.

         Any statement contained in any document incorporated or deemed to be incorporated by reference into the Prospectus shall be deemed to be modified or superseded for purposes thereof to the extent that a statement contained therein or in any other subsequently filed document that is also incorporated or deemed to be incorporated therein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall now be deemed, accepted so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

         A description of the Company's Common Stock is incorporated by reference under Item 3.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Legal matters in connection with the shares of Common Stock offered hereby were passed upon by Morris, Manning & Martin, L.L.P., Atlanta, Georgia. Members of Morris, Manning & Martin, L.L.P. hold an aggregate of 49,100 shares of Common Stock.

Item 6.    Indemnification of Directors and Officers.

  Pursuant to the Company's Certificate of Incorporation and Bylaws, officers and directors of the Company shall be indemnified by the Company to the fullest extent allowed under Delaware law for claims brought against them in their capacities as officers or directors. Indemnification is not allowed if the officer or director does not act in good faith and in a manner reasonably believed to be in the best interests of the Company, or if the officer or director had no reasonable cause to believe his conduct was lawful. Accordingly, indemnification may occur for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

  Not applicable.

ITEM 8.    EXHIBITS.

  The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:


   Exhibit No.                             Description
-----------------  -----------------------------------------------------------------------------
      4.1          Certificate of Incorporation of InfoCure Corporation, as
                   amended (incorporated by reference to Exhibit 3.1 to the
                   Company's Registration Statement on Form SB-2, Registration
                   Number 333-18923).

      4.2          Bylaws of InfoCure Corporation (incorporated by reference to
                   Exhibit 3.2 to the Company's Registration Statement on Form
                   SB-2, Registration Number 333-18923)

      4.3          Certificate and Statement of Issuance, Designations,
                   Preferences and Rights of Convertible Redeemable Preferred
                   Stock, Series A

      5.1 Opinion of Morris, Manning & Martin, L.L.P. as to the legality of the securities being registered

     23.1          Consent of BDO Seidman, LLP

     23.2          Consent of Morris, Manning & Martin, L.L.P. (included in
                   Exhibit 5.1)

     24.1          Power of Attorney (included on signature page)

Item 9.    Undertakings.


  (a) The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                   Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

  Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this the 26th day of March, 1998.

                                 INFOCURE CORPORATION


                                 By:  /s/ Frederick L. Fine
                                      -----------------------------------------
                                      Frederick L. Fine
                                      Chief Executive Officer and President

                               POWER OF ATTORNEY
                               -----------------


  KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Frederick L. Fine and Richard E. Perlman, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement relating to the registration of shares of common stock on Form S-8 and to sign any and all amendments (including post effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, could lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

/s/ Frederick L. Fine          Chief Executive Officer, President         March 26, 1998
--------------------------     and Director
Frederick L. Fine
(Principal Executive Officer)


/s/ Richard E. Perlman         Chairman of the Board, Chief Financial     March 26, 1998
--------------------------     Officer and Treasurer (Principal Financial
Richard E. Perlman
and Accounting Officer)


/s/ James K. Price             Executive Vice President, Secretary        March 26, 1998
---------------------------    and Director
James K. Price


/s/ Michael E. Warren          Vice President and Director                March 26, 1998
---------------------------
Michael E. Warren


/s/ James D. Elliot            Director                                   March 26, 1998
---------------------------
James D. Elliot


s/ Ronald M. Vagle             Director                                   March 26, 1998
 --------------------------
Ronald M. Vagle


/s/ Raymond H. Welsh           Director                                   March 26, 1998
---------------------------
Raymond H. Welsh